12/15/99
                          MUTUAL SETTLEMENT AND RELEASE

This Mutual Settlement and Release ("Release") is entered into and delivered as of this ___day of April, 1998 by and among ENVIROMETRICS DEVELOPMENT COMPANY, a corporation organized and existing under the laws of the State of South Carolina ("EDC") and ENVIROMETRICS, INC., a corporation organized and exiting under the laws of the State of Delaware ("EV"), (each with their principal offices in Charleston, SC and hereinafter collectively known as "EVRM"), and COMPUTER CONTROL CORPORATION ("CCC") a corporation organized and existing under the laws of the State of New Jersey, with its principal office located in Pompton Plains, New Jersey.

                                   WITNESSETH:

WHEREAS, EDC and CCC entered into an Agreement, dated as of March 26, 1992 and amended June 18, 1996 ("the Agreement"), to develop an Electronic Reader for utilization with a line of passive monitors developed by EDC, wherein both parties had certain rights, duties and obligations, and

WHEREAS, EV was a guarantor of EDC's obligation under the Agreement, and

WHEREAS, CCC sent notice to EDC on July 17, 1997 alleging that EDC was in breach of the Agreement because it owed accrued royalties and accounts receivable to CCC, and on August 25, 1997, CCC notified EDC of its termination of the Agreement, and

WHEREAS, EVRM and CCC wish to resolve their remaining obligations under the Agreement in an amicable and mutually acceptable manner;

NOW, THEREFORE, in consideration of the Recitals, which are incorporated herein by this reference, and the mutual promises and undertakings contained in this Mutual Settlement and Release and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EVRM and CCC agree as follows:

     1. Stock Issuance. On or before June 30, 1998, EVRM will instruct its transfer agent, Continental Stock, to issue - and CCC agrees to accept in lieu of any outstanding amounts which may be due to it from EVRM (or either of them) - 31,713 shares of unregistered common stock of Envirometrics, Inc., and such issuance (the "Issuance") shall be in full satisfaction of all obligations of EVRM (or either of them) to CCC. Registration of these shares will occur at such time as EV does its next Secondary Offering, and such securities may bear a time and quantity restriction for the sell-off of the registered shares.

          2. CCC Release. CCC hereby and forever releases, holds harmless and discharges EV and EDC, their past, present and future shareholders, directors, officers, employees, agents, representatives, subsidiaries, affiliates, successors and assigns, from and against any and all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations, and liabilities of whatever nature (collectively, the "EVRM Liabilities"). This Release extends to all EVRM Liabilities known or unknown, now existing or existing only in the future, matured or un-matured, foreseeable or unforeseeable, to the extent that EVRM
     Liabilities result or arise, directly or indirectly, from any relationship(s) of EVRM (or either of them) with CCC through the date of this Release ("Relationships"), or from any act of EVRM (or either of them) on or before the date of this Release ("EVRM Acts"). Relationships include, but are not limited to, obligations stated in the Agreement (and/or any other agreements between EVRM and CCC whether oral or written, express or implied) and performance and defaults thereunder under or actions taken pursuant thereto. EVRM Acts include without limitation those that might give rise to liability in tort, in contract or by statutory rule.

          3. EVRM Release. EVRM hereby and forever releases, holds harmless and discharges CCC, its past, present and future shareholders, directors, officers, employees, agents, representatives, subsidiaries, affiliates, successors and assigns, from and against any and all claims, demands, counterclaims, actions, costs, causes of action, damages, debts, obligations, and liabilities of whatever nature (collectively, the "CCC Liabilities"). This Release extends to all CCC Liabilities known or unknown, now existing or existing only in the future, matured or un-matured, foreseeable or unforeseeable, to the extent that CCC
     Liabilities   result   or  arise,   directly   or   indirectly,   from  any
     relationship(s) of CCC with EVRM through the date of this Release ("Relationships"), or from any act of CCC on or before the date of this Release ("CCC Acts"). Relationships include, but are not limited to, obligations stated in the Agreement (and/or any other agreements between EVRM and CCC whether oral or written, express or implied) and performance and defaults thereunder under or actions taken pursuant thereto. CCC Acts include without limitation those that might give rise to liability in tort, in contract or by statutory rule.

     4. Governing Law. The parties agree that this Mutual Settlement and Release will be governed and enforced in all respects by the laws of the State of South Carolina, without regard to principles of conflicts of law.

     5. Modifications. This Mutual Settlement and Release constitutes the entire understanding of the parties and supersedes any and previous agreements, written or otherwise, between the parties, including but not limited to the Agreement referred to herein. The Parties agree that this Mutual Settlement and Release will not be rescinded or modified except in writing signed by the parties choosing to be so bound.

               THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

    IN WITNESS WHEREOF, the parties hereto have executed this Mutual Settlement and Release as of the date and year first written above.



ENVIROMETRICS DEVELOPMENT COMPANY


By:_______________________________________
Walter H. Elliott III, President


ENVIROMETRICS, INC.


By:_______________________________________
Walter H. Elliott III, President, a corporation


COMPUTER CONTROL CORPORATION


By:_______________________________________
Harvey Padden
President & CEO